UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 05, 2026

Vera Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40407	81-2744449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 1200
Brisbane, California		94005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 770-0077

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2026, the board of directors (the “Board”) of Vera Therapeutics, Inc. (the “Company”) appointed Christopher Hite to the Board, effective immediately. Mr. Hite will serve as a Class III Director, with an initial term expiring at the Company’s 2027 Annual Meeting of Stockholders.

Contingent upon and effective as of Mr. Hite’s appointment to the Board, Mr. Hite was automatically granted a nonstatutory stock option award (the “Option Grant”) to purchase 24,937 shares of the Company’s Class A common stock (“Common Stock”) with a per-share exercise price of $38.85, pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”). The Option Grant will vest monthly over a three-year period, subject to Mr. Hite’s continuous service as of each such vesting date, and is otherwise subject to the same terms set forth in the Policy for initial grants to new directors. In addition, in accordance with the Policy, Mr. Hite will also receive an annual cash retainer of $45,000 for his service on the Board which will be pro-rated for 2026. Pursuant to the Policy, commencing with the Company’s 2027 Annual Meeting of Stockholders, Mr. Hite will be eligible to receive an annual option grant to purchase the lesser of (i) 18,000 shares of Common Stock and (ii) the maximum number of shares of Common Stock that would result in the option having a grant date fair value of not more than $400,000, subject to his continuous service as of such date. The shares subject to each such option grant would vest on the earlier of (a) the first anniversary of the date of grant and (b) the date of the Company’s next annual meeting of stockholders, subject to Mr. Hite’s continuous service as of each such date.

Mr. Hite will enter into the Company’s standard form of indemnification agreement. There were no arrangements or understandings between Mr. Hite and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission between Mr. Hite and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.

Date:	March 9, 2026	By:	/s/ Sean Grant
Sean Grant Chief Financial Officer